UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2021

New Mountain Guardian III BDC, L.L.C.

(Exact name of Registrant as specified in its charter)

Delaware	000-56072	84-1918127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1633 Broadway, 48th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Unsecured Notes Offering

On August 4, 2021, New Mountain Guardian III BDC, L.L.C. (the “Company”) entered into a Master Note Purchase Agreement, dated August 4, 2021 (the “Note Purchase Agreement”), with certain institutional investors (the “Purchasers”). Pursuant to the Note Purchase Agreement, on August 4, 2021, the Company issued to the Purchasers, in a private placement, $125,000,000 in aggregate principal amount of 3.57% Series 2021A Senior Notes, Tranche A, due July 15, 2025 (the “Tranche A Notes”), and will issue, at a second closing, $50,000,000 in aggregate principal amount of 3.62% Series 2021A Senior Notes, Tranche B, due July 15, 2025 (the “Tranche B Notes” and, together with the Tranche A Notes, the “Notes”). The second closing in respect of the Tranche B Notes is to be held on December 21, 2021 or on such other business day thereafter as may be agreed upon by the Company and the Purchasers of the Tranche B Notes.

Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2022. This interest rate is subject to increase in the event that: (i) subject to certain exceptions, the Notes or the Company cease to have an investment grade rating or (ii) the Asset Coverage Ratio (as defined in the Note Purchase Agreement) is less than 1.83 to 1.00. The Company is obligated to offer to prepay the Notes (i) each time the Company receives an aggregate amount of net proceeds from the repayment, or sale, of loans or investments that constitute Company Level Assets (as defined in the Note Purchase Agreement) and (ii) each time the Company receives an aggregate amount of net proceeds, or if the Company is permitted to receive an aggregate amount of net proceeds, from the distribution of Wells Residual Equity (as defined in the Note Purchase Agreement), in each case that is at least equal to the lesser of (A) $25,000,000 and (B) 10% of the aggregate principal of Notes issued under the Note Purchase Agreement. The Note Purchase Agreement also contains customary terms and conditions for unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a business development company under the Investment Company Act of 1940, as amended, and a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, minimum stockholders’ equity, and prohibitions on certain fundamental changes at the Company or any subsidiary guarantor, as well as customary events of default with customary cure and notice, including, without limitation, nonpayment, misrepresentation in a material respect, breach of covenant, cross-default under other indebtedness of the Company or certain subsidiaries, certain judgments and orders, and certain events of bankruptcy. The Note Purchase Agreement includes certain additional covenants and terms, including, without limitation, a requirement that the Company will not permit the Asset Coverage Ratio to be less than the greater of (x) 1.50 to 1.00 and (y) the minimum asset coverage required to be held by the Company to comply with the Investment Company Act of 1940.

The Company intends to use the proceeds of the offering to repay outstanding debt and for general corporate purposes.

The description above is only a summary of the material provisions of the Note Purchase Agreement and is qualified in its entirety by reference to the copy of the form of Note Purchase Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Amendment to BMO Subscription Line

On August 4, 2021, in connection with the private placement of the Notes, the Company entered into an amendment (the “Amendment”) to the Loan Authorization Agreement between New Mountain Guardian III BDC, L.L.C. and BMO Harris Bank N.A., dated July 30, 2019.

Pursuant to the Amendment, (i) the aggregate amount of outstanding indebtedness that the Company is not permitted to exceed increased from 70% to 80% of the Company’s aggregate unfunded capital commitments and, for purposes of the foregoing, outstanding obligations under the Notes shall not be included in the outstanding indebtedness of the Company and (ii) the Company’s obligations under the Notes was included as an exception to the prohibition on third party indebtedness.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the copy of the form of Amendment which is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Form of Master Note Purchase Agreement, dated August 4, 2021, by and between New Mountain Guardian III BDC, L.L.C. and the purchasers party thereto.
10.2	Form of Amendment, dated as of August 4, 2021, to Loan Authorization Agreement between New Mountain Guardian III BDC, L.L.C. and BMO Harris Bank N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN Guardian III BDC, L.L.C.

Date: August 10, 2021	By:	/s/ Karrie J. Jerry
Name: Karrie J. Jerry
Title: Corporate Secretary